UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2024 (January 31, 2024)

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-39289

Delaware	98-1524224
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CANO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The Restructuring Support Agreement

On February 4, 2024, Cano Health, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (such subsidiaries, together with the Company, the “Debtors”), entered into a Restructuring Support Agreement (together with the Restructuring Term Sheet and all other exhibits and schedules attached thereto, the “RSA”) with lenders holding approximately (x) 86% of its secured revolving and term loan debt and (y) 92% of its senior unsecured notes (collectively, the “Consenting Creditors”), which, among other things, sets forth the principal terms of a proposed financial restructuring (the “Restructuring”) of the existing capital structure of the Company in voluntary cases (the “Chapter 11 Cases”) commenced by the Debtors in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”). Capitalized terms used but not defined herein have the meanings ascribed to them in the RSA.

The RSA contemplates, among other things, that:

•

The Restructuring will be consummated either pursuant to (i) an acceptable plan of reorganization (the “Plan”) premised on the restructuring transactions described in the RSA (the “Stand-Alone Restructuring Plan”) in the event that a WholeCo Sale Transaction Election (defined below) is not made or (ii) a sale transaction for all or substantially all of the Debtors’ assets (a “WholeCo Sale Transaction”), either of which may be coupled with the sale of one or more certain discrete businesses and assets (each, a “Discrete Asset Sale”).

•

Following the Petition Date, the Debtors will conduct a marketing process with a scope acceptable to the Required DIP Lenders and the Requisite Consenting Creditors for a WholeCo Sale Transaction, and will continue to pursue Discrete Asset Sales.

•

The Required DIP Lenders and the Requisite Consenting Creditors shall have the right to elect, at any time during the period commencing on the Initial IOI Deadline and ending on the Voting Deadline, to pursue a WholeCo Sale Transaction (such election, the “WholeCo Sale Transaction Election”) in parallel to the Stand-Alone Restructuring Plan, and the Debtors, the Required DIP Lenders, and Requisite Consenting Creditors shall reasonably agree as promptly as possible, but in no event more than 5 Business Days after the date of the WholeCo Sale Transaction Election, on the form and timing of reasonable milestones (the “Sale Milestones”) that shall govern the pursuit of a WholeCo Sale Transaction (the “Sale Process”), which shall be pursued by the Debtors.

•

If the Required DIP Lenders and the Requisite Consenting Creditors make a WholeCo Sale Transaction Election and the Debtors fail to agree on Sale Milestones or decline to pursue the WholeCo Sale Transaction, then such event shall be an Event of Default under the DIP Credit Agreement; provided that the exercise of remedies on account of such Event of Default shall be subject to a remedies notice period that is the greater of 2 Business Days and any applicable period provided in the DIP Order.

•

If, during the Sale Process, the Debtors receive a binding bid that the Debtors, the Required DIP Lenders, and the Requisite Consenting Creditors mutually agree (each in their reasonable discretion) represents a binding and superior transaction to the Stand-Alone Restructuring, the Debtors, with the consent of the Required DIP Lenders and Requisite Consenting Creditors, shall pursue the WholeCo Sale Transaction and not the Stand-Alone Restructuring.

•

In connection with the Stand-Alone Restructuring Plan, the Debtors and the Requisite Consenting Creditors will be permitted to pursue and negotiate with any third party the terms of a strategic plan sponsorship investment to acquire Reorganized Equity in accordance with the terms of the RSA (a “Plan Sponsorship Investment”).

•	The RSA contemplates, in the event the Debtors pursue the Stand-Alone Restructuring Plan:

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(i) A dollar-for-dollar conversion of the Allowed DIP Claims (including all accrued and unpaid interest, fees, premiums, and other obligations on account of the DIP Loans (other than, for the avoidance of doubt, the Participation Fee)), less the Exit Paydown Amount into Exit Facility Loans under the Exit Facility, (ii) the Participation Fee for Allowed DIP Claims paid in Reorganized Equity and (iii) a cash payment equal to the Exit Paydown Amount;

•

The pro rata distribution to holders of First Lien Claims of (i) the 1L Distribution Exit Facility Loans, (ii) 100% of the Reorganized Equity issued on the Effective Date, subject to dilution on account of the Participation Fee, any Plan Sponsor Equity Share, a post-emergence management incentive plan (“MIP”) and the GUC Warrants (defined below) and (iii) the Net Proceeds of any Plan Sponsorship Investment or Discrete Asset Sale; and

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The pro rata distribution to holders of General Unsecured Claims of (i) warrants to purchase, after giving effect to the Restructuring, 5% of the total outstanding Reorganized Equity (subject to dilution by the Participation Fee, any Plan Sponsor Equity Share, and the MIP), exercisable for a 5-year period commencing on the Effective Date which will be struck at par value plus the accrued value of the First Lien Claims and they will have no Black-Scholes protection (the “GUC Warrants”), (ii) either, (x) the net cash proceeds or (y) distribution, of the MSP Recovery Class A Stock outstanding as of the Petition Date, and (iii) the recovery, if any, on account of the Litigation Trust Causes of Action assigned or otherwise transferred to the Post-Confirmation Litigation Trust.

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In the event the Debtors pursue a WholeCo Sale Transaction, all Allowed DIP Claims (including all accrued and unpaid interest, fees, premiums, and other obligations on account of the DIP Loans, including, for the avoidance of doubt, the Participation Fee) will be repaid in full and in cash. Each holder of an Allowed First Lien Claim will receive its pro rata share of the Net Proceeds of the WholeCo Sale Transaction after the amount paid to satisfy in full all Allowed DIP Claims. Holders of General Unsecured Claims would then receive their pro rata share of (i) the Net Proceeds of the WholeCo Sale Transaction, if any, after the satisfaction of all allowed priority claims, (ii) either, (x) the net cash proceeds or (y) distribution, of the MSP Recovery Class A Stock outstanding as of the Petition Date, and (iii) the recovery, if any, on account of the Litigation Trust Causes of Action assigned or otherwise transferred to the Post-Confirmation Litigation Trust.

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In the event the Debtors, with the consent of the Requisite Consenting Creditors (such consent not to be unreasonably withheld), close a Discrete Asset Sale during the Chapter 11 Cases, (i) the Net Proceeds of such sale would be applied by the Debtors to reduce, on a dollar-for-dollar basis, the DIP Loans and (ii) the Debtors may retain a portion of the net proceeds released in connection with such Discrete Asset Sale to be used for general corporate purposes and to fund the Debtors’ operations during the Chapter 11 Cases, in each case subject to the consent of the Required DIP Lenders.

The RSA also contemplates the following milestones with respect to the Chapter 11 Cases:

•	No later than 1 day after the Petition Date, the Company shall have filed with the Bankruptcy Court the RSA, Lease Rejection Motion and DIP Motion;

•	No later than 3 days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

•	No later than 35 days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

•

No later than 45 days after the Petition Date, the Company shall obtain a credit rating for DIP Facility; provided, that the Debtors will use commercially reasonable efforts to meet this Milestone, which may be extended in event of delay of applicable ratings agency;

•	No later than 90 days after the Petition Date, the Company shall have commenced a hearing on the Disclosure Statement;

•	No later than 90 days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement;

•	No later than 125 days after the Petition Date, the Company shall have commenced the Confirmation Hearing; and

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No later than 140 days after the Petition Date the Effective Date shall have occurred; provided, that such date shall be automatically extended by up to 45 days if the Effective Date has not occurred solely due to any healthcare-related regulatory approvals, antitrust approval, or any foreign investment regulatory approval (the “Regulatory Extension”).

The foregoing description of the RSA and the transactions and documents contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the RSA as filed as Exhibit 10.1 hereto and incorporated by reference herein.

The DIP Credit Agreement

In connection with the Chapter 11 Cases and pursuant to the terms of the RSA, upon the entry of the Interim DIP Order, Cano Health, LLC and Primary Care (ITC) Intermediate Holdings, LLC will enter into a Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), with Wilmington Savings Fund Society, FSB, as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (collectively, the “DIP Lenders”).

The DIP Lenders will provide new financing commitments to Cano Health, LLC under a new money delayed draw term loan facility (the “DIP Facility”) in an aggregate principal amount of $150 million. Under the DIP Facility, (i) $50 million will be available following Bankruptcy Court approval of the DIP Facility on an interim basis (the “Interim DIP Order”), and (ii) $100 million will be available following Bankruptcy Court approval of the DIP Facility on a final basis (the “Final DIP Order”).

Borrowings under the DIP Facility will bear interest at the rate of, at the election of Cano Health, LLC, (i) SOFR + 11.00% or (ii) alternate base rate + 10.00%. The DIP Lenders will receive participation fees in an amount equal to 15% of the aggregate commitments under the DIP Facility payable in shares of the Reorganized Equity of the Company provided that, to the extent that a WholeCo Sale Transaction is consummated, the participation fee shall be payable in cash on such date, rather than in Reorganized Equity of the Company. The Consenting Creditors will receive backstop fees in an amount equal to 7.5% of the aggregate commitments under the DIP Facility payable in kind by adding such fees to the aggregate principal amount of the DIP Facility.

The DIP Credit Agreement includes milestones, representations and warranties, covenants, and events of default applicable to the Debtors. If an event of default under the DIP Credit Agreement occurs, the Administrative Agent may, among other things, permanently cancel any remaining commitments under the DIP Credit Agreement and declare the outstanding obligations under the DIP Credit Agreement to be immediately due and payable.

The DIP Credit Agreement has a scheduled maturity date that is 8 months from the closing date thereof. The DIP Credit Agreement will also terminate on the date that is the earliest of the following: (i) the scheduled maturity date; (ii) the date on which all amounts owed thereunder become due and payable and the commitments are terminated; (iii) the date on which the Bankruptcy Court orders a conversion of the Chapter 11 Cases to a chapter 7 liquidation or the dismissal of the Chapter 11 Case of any Debtor; (iv) the closing of any sale of assets pursuant to Section 363 of the Bankruptcy Code, which, when taken together with all other sales of assets since the closing of the DIP Credit Agreement, constitutes a sale of all or substantially all of the assets of the Debtors; and (v) the effective date of a plan in the Chapter 11 Cases.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which will be filed as an exhibit to a Current Report on Form 8-K following its execution.

Item 1.03	Bankruptcy or Receivership

Chapter 11 Filing

On February 4, 2024, the Debtors commenced filing voluntary petitions (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of the U.S. Code (the “Bankruptcy Code”). The Company is seeking to have the Chapter 11 Cases jointly administered under Case No. 24-10164. The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors have filed various “first day” motions with the Bankruptcy Court requesting customary relief that will enable the Company to transition into Chapter 11 protection without material disruption to its ordinary course operations.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the DIP Credit Agreement included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases constitutes an event of default that permits acceleration of the Company’s obligations under the following debt instruments (the “Debt Instruments”):

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Indenture, dated as of September 30, 2021, by and among Cano Health, LLC as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 6.250% Senior Notes due 2028.

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Credit Agreement, dated November 23, 2020 (as amended restated, amended and restated, supplemented, waived or otherwise modified from time to time), by and among Cano Health, LLC, Primary Care (ITC) Intermediate Holdings, LLC, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the lenders party thereto from time to time; and

•

Credit Agreement, dated as of February 24, 2023 (as amended restated, amended and restated, supplemented, waived or otherwise modified from time to time), by and among Cano Health, LLC, Primary Care (ITC) Intermediate Holdings, LLC, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.

Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Programs

In connection with the Chapter 11 Cases, the Company has implemented certain programs and initiatives that are designed to retain key employees and maintain the stability and continuity of its business (collectively, the “Retention Programs”).

The Retention Programs were designed with the assistance of the Company’s advisors and reviewed by an independent compensation consultant and the awards to the below-listed executives were approved and adopted by the Company’s Board of Directors on January 31, 2024.

The Retention Programs provide critical employees throughout the organization, including senior leadership, staff management, physicians, nurse practitioners and other staff and certain of our named executive officers, with the opportunity to earn retention bonus payments as set forth in their respective retention award agreements.

Executive Retention Agreements

Each of the Company’s principal executive officer, principal financial officer and 2 of its named executive officers (each, a “Senior Executive”) are eligible to earn retention bonus awards pursuant to individual retention agreements (each, an “Executive Retention Agreement”). The awards under the Executive Retention Agreements were paid in a lump sum cash payment on February 2, 2024, subject to clawback of the gross amount of the retention bonus if the Senior Executive terminates employment without Good Reason (as defined in the Executive Retention Agreement) or is terminated by the Company for Cause (as defined in the Executive Retention Agreement) prior to the award becoming fully vested. The retention awards will become fully vested upon the earliest of (i) January 31, 2025 (i.e., 12 months following execution of the Executive Retention Agreement), (ii) the date of consummation of a transaction or series of transactions involving (x) the sale of all or substantially all of the assets of the Company and its subsidiaries, including under Section 363 of the Bankruptcy Code or (y) the recapitalization or restructuring of all or substantially all of the equity and/or debt securities and/or other indebtedness of the Company and its subsidiaries effected pursuant to an exchange transaction, tender offer, plan of reorganization under Chapter 11 of the Bankruptcy Code or otherwise and (iii) the date of a Qualified Termination (as defined in the Executive Retention Agreement), provided that the Senior Executive executes, delivers and does not revoke a release of claims within 60 days of such termination date. Pursuant to the terms of the Executive Retention Agreements, each Senior Executive has agreed not to assert a claim against the Company or any of its affiliates for severance or related payments, rights or benefits through the earlier of the conclusion of the Chapter 11 Cases and the Retention Date (as defined in the Executive Retention Agreement) and has agreed to forfeit the right or entitlement to (i) incentive-based compensation under both the 2024 short- and long-term incentive plans of the Company or Cano Health, LLC, as applicable, (ii) the cash bonus from the Company or Cano Health, LLC, as applicable, under the 2023 bonus payout program due in March 2024, and (iii) solely in the case of Mr. Armstrong, the one-time retention cash bonus from the Company or Cano Health, LLC, as applicable, under the 2023 retention program.

The individual amounts awarded to the Senior Executives were as follows: (i) Mark Kent, Chief Executive Officer - $3,750,000; (ii) Eladio Gil, Interim Chief Financial Officer - $950,000; (iii) Robert Camerlinck, Chief Operating Officer - $1,065,000; and (iv) David Armstrong, Chief Compliance Officer and General Counsel - $462,500.

The foregoing description of the Executive Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Executive Retention Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Employment Agreements

On January 31, 2024, the Company and Cano Health, LLC entered into amended and restated employment agreements (collectively, the “A&R Employment Agreements”) with each of the Senior Executives to standardize their employment terms and severance benefits and to reflect changes to their base salary rates, target annual incentive compensation, target annual long-term incentive compensation and 2023 bonuses. Upon the Compensation Committee’s recommendation, the Board approved the A&R Employment Agreements on January 31, 2024, with an effective date as of January 1, 2024.

To conform their severance arrangements with those of Messrs. Camerlinck and Armstrong, each of Messrs. Kent’s and Gil’s A&R Employment Agreement now includes the following severance provisions (collectively, the “New Severance Provisions”), with the terms “Cause,” “Change in Control Period,” “Date of Termination,” “Good Reason,” and “Notice of Termination” defined in the applicable Senior Executive’s A&R Employment Agreement:

If the Senior Executive’s employment is terminated by Cano Health, LLC without Cause or the Senior Executive terminates their employment for Good Reason then, subject to the Senior Executive’s execution and non-revocation of a separation agreement and general release of claims, the Senior Executive will be eligible to receive the following payments, starting within 60 days after the Senior Executive’s Date of Termination, with payments generally made in substantially equal installments in accordance with Cano Health, LLC’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of incentive compensation or target bonus will be paid according to the terms of the applicable plan or program):

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If the date of the Senior Executive’s Notice of Termination is not during a Change in Control Period, Cano Health, LLC will pay the Senior Executive an amount equal to: (i) 12 months of the Senior Executive’s base salary; (ii) any earned, but unpaid, incentive compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Senior Executive’s target bonus for the year in which the Senior Executive’s employment is terminated, but contingent upon and adjusted based on the Compensation Committee’s approval of Cano Health, LLC’s annual performance against the applicable bonus performance targets.

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If the date of the Notice of Termination is during a Change in Control Period, the Senior Executive will be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Senior Executive’s base salary and (y) the average annual incentive compensation paid to the Senior Executive in each of the 2 completed years prior to the year of the Senior Executive’s Date of Termination (provided that, if incentive compensation has not been paid to the Senior Executive for each of the prior 2 years, such amount will be the Senior Executive’s target bonus for the current year); (ii) a pro rata portion of the Senior Executive’s target bonus for the year in which the Senior Executive’s employment is terminated; (iii) any earned, but unpaid, incentive compensation with respect to the completed year prior to the year of the Date of Termination; and (iv) full acceleration of vesting of all outstanding equity awards granted by the Company and held by the Senior Executive, including any outstanding annual equity awards, to the extent such acceleration of vesting is permissible under applicable law (provided, however, that, unless otherwise specified in the applicable award agreement or equity plan, the acceleration of vesting of any performance-based awards will be determined by the Board or the Compensation Committee, with the determination to be made based on relevant facts and circumstances as of the time of such termination, including, without limitation, how much of the performance period has elapsed and the actual performance of Cano Health, LLC and/or the Senior Executive as applicable).

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Subject to the Senior Executive’s timely election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and timely copayment of applicable premium amounts, the Senior Executive will be eligible to receive reimbursement for or payment for up to 12 months of the monthly employer contributions that Cano Health, LLC would have made to provide health insurance.

As noted above, pursuant to the terms of the Executive Retention Agreements, each Senior Executive has agreed not to assert a claim against the Company or any of its affiliates for severance or related payments, rights or benefits through the earlier of the conclusion of the Chapter 11 Cases and the Retention Date (as defined in the Executive Retention Agreement).

The A&R Employment Agreements also reflect changes to the Senior Executives’ prior employment agreements to modernize and standardize their “Cause” and “Good Reason” definitions, modernize and generally standardize their non-competition, non-solicitation, non-disparagement, and confidentiality restrictive covenants, return of Company property covenants and covenants to comply with Company policies and to reflect updates in applicable law.

Kent Employment Agreement

Under the amended and restated employment agreement between the Company, Cano Health, LLC and Mr. Kent (the “Kent Employment Agreement”):

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Mr. Kent will be paid a base salary at an annualized rate of $525,000 (compared with $475,000 as was previously in effect) and for each fiscal year beginning with fiscal 2024, he will be eligible to receive target annual cash incentive compensation of 75% of his annualized base salary (compared with an amount of $325,000, as was previously in effect), in each case, which may be increased.

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Mr. Kent’s incentive compensation bonus for the fiscal year ended December 31, 2023 will be $150,000, which bonus will be paid to Mr. Kent by March 1, 2024, subject to Mr. Kent’s continued active employment with Cano Health, LLC on the payment date; however, pursuant to the terms of the Executive Retention Agreement, Mr. Kent has agreed to forfeit his right and entitlement to such bonus.

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Mr. Kent will be eligible to receive an annual award under the Company’s equity compensation plan with a target value of $1,500,000 (which was the rate in effect when Mr. Kent was the Interim Chief Executive Officer) at substantially the same time as annual awards are granted to Cano Health, LLC’s other executive officers under the Company’s equity compensation plan, which may be comprised of stock options, service-based restricted stock units, performance-based restricted stock units (in each case, in respect of the Company’s Class A common stock) or cash-based awards, as determined by the Compensation Committee or the Board. However, Mr. Kent’s annual equity plan award for the fiscal year ending December 31, 2024 will be a cash-based award, with 50% of such award to be payable in the first quarter of 2025 and 50% of the award to be payable in the first quarter of 2026, subject to the achievement of the applicable performance goals or metrics. Pursuant to the terms of the Executive Retention Agreement, Mr. Kent has agreed to forfeit his right and entitlement to such award in respect of 2024.

•	Mr. Kent is eligible to receive severance under the New Severance Provisions.

•	Mr. Kent’s title, responsibilities and indemnification provisions reflect that Mr. Kent was appointed Chief Executive Officer on August 19, 2023, as previously disclosed.

•	The Kent Employment Agreement follows the form of the other Senior Executives’ A&R Employment Agreements.

The Kent Employment Agreement amends, restates and supersedes in its entirety Mr. Kent’s employment agreement with Cano Health, LLC dated as of December 13, 2022, as amended effective April 5, 2023, along with that certain Letter Re: Interim Chief Executive Officer Agreement by and between Cano Health, LLC and Mr. Kent dated June 16, 2023 (the “Previous Kent Agreements”). Other than the changes described above, the material terms of the Kent Employment Agreement remain unchanged, compared with the Previous Kent Agreements.

The foregoing description of Mr. Kent’s employment and compensation terms does not purport to be complete and is qualified in its entirety by reference to the full text of the Kent Employment Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Gil Employment Agreement

Under the amended and restated employment agreement between the Company, Cano Health, LLC and Mr. Gil (the “Gil Employment Agreement”):

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Mr. Gil will be paid a base salary at an annualized rate of $375,000 (compared with $300,000 as was previously in effect) and for each fiscal year beginning with fiscal 2024, he will be eligible to receive target annual cash incentive compensation of 50% of his annualized base salary (compared with the rate of 35%, as was previously in effect), in each case, which may be increased.

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Mr. Gil’s incentive compensation bonus for the fiscal year ended December 31, 2023 will be $50,000, which bonus will be paid to Mr. Gil by March 1, 2024, subject to Mr. Gil’s continued active employment with Cano Health, LLC on the payment date; however, pursuant to the terms of the Executive Retention Agreement, Mr. Gil has agreed to forfeit his right and entitlement to such bonus.

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Mr. Gil will be eligible to receive an annual award under the Company’s equity compensation plan with a target value of $400,000 at substantially the same time as annual awards are granted to Cano Health, LLC’s other executive officers under the Company’s equity compensation plan, which may be comprised of stock options, service-based restricted stock units, performance-based restricted stock units (in each case, in respect of the Company’s Class A common stock) or cash-based awards, as determined by the Compensation Committee or the Board, taking into account the Chief Executive Officer’s recommendation, if any. However, Mr. Gil’s annual equity plan award for the fiscal year ending December 31, 2024 will be a cash-based award, with 50% of such award to be payable in the first quarter of 2025 and 50% of the award to be payable in the first quarter of 2026, subject to the achievement of the applicable performance goals or metrics. Pursuant to the terms of the Executive Retention Agreement, Mr. Gil has agreed to forfeit his right and entitlement to such award in respect of 2024.

•

Mr. Gil is eligible to receive severance under the New Severance Provisions, which supersede the 6 months of base salary severance and health benefits severance that he would have been eligible to receive under the Previous Gil Agreement (as defined below).

•	The Gil Employment Agreement follows the form of the other Senior Executives’ A&R Employment Agreements and now reflects the same term as the other Senior Executives’ A&R Employment Agreements.

The Gil Employment Agreement amends, restates and supersedes in its entirety Mr. Gil’s employment agreement with Cano Health, LLC dated as of May 19, 2023, as amended on September 28, 2023 (the “Previous Gil Agreement”). Other than the changes described above, the material terms of the Gil Employment Agreement remain unchanged, compared with the Previous Gil Agreement.

The foregoing description of Mr. Gil’s employment and compensation terms does not purport to be complete and is qualified in its entirety by reference to the full text of the Gil Employment Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Camerlinck Employment Agreement

Under the amended and restated employment agreement between the Company, Cano Health, LLC and Mr. Camerlinck (the “Camerlinck Employment Agreement”):

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Mr. Camerlinck will be paid a base salary at an annualized rate of $400,000 (compared with $378,000 as was previously in effect) and for each fiscal year beginning with fiscal 2024, he will be eligible to receive target annual cash incentive compensation of 60% of his annualized base salary (compared with no pre-established target annual cash incentive compensation previously), in each case, which may be increased.

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Mr. Camerlinck’s incentive compensation bonus for the fiscal year ended December 31, 2023 will be $65,000, which bonus will be paid to Mr. Camerlinck by March 1, 2024, subject to Mr. Camerlinck’s continued active employment with Cano Health, LLC on the payment date; however, pursuant to the terms of the Executive Retention Agreement, Mr. Camerlinck has agreed to forfeit his right and entitlement to such bonus.

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Mr. Camerlinck will be eligible to receive an annual award under the Company’s equity compensation plan with a target value of $1,000,000 (which was the rate previously in effect) at substantially the same time as annual awards are granted to Cano Health, LLC’s other executive officers under the Company’s equity compensation plan, which may be comprised of stock options, service-based restricted stock units, performance-based restricted stock units (in each case, in respect of the Company’s Class A common stock) or cash-based awards, as determined by the Compensation Committee or the Board, taking into account the Chief Executive Officer’s recommendation, if any. However, Mr. Camerlinck’s annual equity plan award for the fiscal year ending December 31, 2024 will be a cash-based award, with 50% of such award to be payable in the first quarter of 2025 and 50% of the award to be payable in the first quarter of 2026, subject to the achievement of the applicable performance goals or metrics. Pursuant to the terms of the Executive Retention Agreement, Mr. Camerlinck has agreed to forfeit his right and entitlement to such award in respect of 2024.

•	The Camerlinck Employment Agreement follows the form of the other Senior Executives’ A&R Employment Agreements.

The Camerlinck Employment Agreement amends, restates and supersedes in its entirety Mr. Camerlinck’s employment agreement with the Company and Cano Health, LLC effective as of August 1, 2022 (the “Previous Camerlinck Agreement”). Other than the changes described above, the material terms of the Camerlinck Employment Agreement remain unchanged, compared with the Previous Camerlinck Agreement.

The foregoing description of Mr. Camerlinck’s employment and compensation terms does not purport to be complete and is qualified in its entirety by reference to the full text of the Camerlinck Employment Agreement which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Armstrong Employment Agreement

Under the amended and restated employment agreement between the Company, Cano Health, LLC and Mr. Armstrong (the “Armstrong Employment Agreement”):

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Mr. Armstrong will be paid a base salary at an annualized rate of $350,000 (compared with $290,000 as was previously in effect) and for each fiscal year beginning with fiscal 2024, he will be eligible to receive target annual cash incentive compensation of 50% of his annualized base salary (compared with the 30% rate previously in effect), in each case, which may be increased.

•

Mr. Armstrong’s incentive compensation bonus for the fiscal year ended December 31, 2023 will be $50,000, which bonus will be paid to Mr. Armstrong by March 1, 2024, subject to Mr. Armstrong’s continued active employment with Cano Health, LLC on the payment date; however, pursuant to the terms of the Executive Retention Agreement, Mr. Armstrong has agreed to forfeit his right and entitlement to such bonus.

•

Mr. Armstrong will be eligible to receive an annual award under the Company’s equity compensation plan with a target value of $458,000 at substantially the same time as annual awards are granted to Cano Health, LLC’s other executive officers under the Company’s equity compensation plan, which may be comprised of stock options, service-based restricted stock units, performance-based restricted stock units (in each case, in respect of the Company’s Class A common stock) or cash-based awards, as determined by the Compensation Committee or the Board, taking into account the Chief Executive Officer’s recommendation, if any. However, Mr. Armstrong’s annual equity plan award for the fiscal year ending December 31, 2024 will be a cash-based award, with 50% of such award to be payable in the first quarter of 2025 and 50% of the award to be payable in the first quarter of 2026, subject to the achievement of the applicable performance goals or metrics. Pursuant to the terms of the Executive Retention Agreement, Mr. Armstrong has agreed to forfeit his right and entitlement to such award in respect of 2024.

•

Mr. Armstrong’s previous 2-year non-competition restrictive covenant has been replaced with an Ethical Considerations restrictive covenant that functions as a non-competition restrictive covenant tailored for an attorney.

•

The Armstrong Employment Agreement reflects Mr. Armstrong’s current title of Chief Compliance Officer and General Counsel and follows the form of the other Senior Executives’ A&R Employment Agreements.

The Armstrong Employment Agreement amends, restates and supersedes in its entirety Mr. Armstrong’s employment agreement with the Company and Cano Health, LLC effective as of March 15, 2022 (the “Previous Armstrong Agreement”). Other than the changes described above, the material compensation terms of the Armstrong Employment Agreement remain unchanged, compared with the Previous Armstrong Agreement.

The foregoing description of Mr. Armstrong’s employment and compensation terms does not purport to be complete and is qualified in its entirety by reference to the full text of the Armstrong Employment Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

As previously announced, in order to address liquidity and balance sheet issues, the Company engaged financial and legal advisors to consider a number of strategic alternatives the Company may take to address these issues. In connection with the review of strategic alternatives, the Company entered into discussions, and confidentiality agreements (the “Confidentiality Agreements”), with certain holders of its Debt Instruments (collectively, the “Ad Hoc Group”).

In connection with such discussions, and pursuant to the Confidentiality Agreements, the Ad Hoc Group was provided with certain confidential information regarding the Company, which includes the materials attached hereto as Exhibit 99.1 (the “Company Information”).

The Company is furnishing the Company Information on this Current Report on Form 8-K in accordance with the terms of the Confidentiality Agreements.

The Company’s independent registered public accounting firm has not audited, examined, compiled or otherwise applied procedures to the Company Information and, accordingly, does not express an opinion or any other form of assurance with respect to the Company Information. The Company has not yet completed its quarter and year-end financial close processes for the quarter and year ended December 31, 2023. The preliminary, estimated financial results presented in the Company Information have not been audited and are based on information currently available to the Company. Accordingly, such results are subject to revision as a result of the Company’s completion of its normal quarter and year-end accounting closing procedures, including customary reviews and approvals, completion by the Company’s independent registered public accounting firm of its audit of such financial statements, asset recoverability accounting analysis, the execution of its internal controls over financial reporting, final adjustments and other developments arising between now and the time that our financial results for the three months and year ended December 31, 2023 are finalized. As such, the Company’s actual results may materially vary from the preliminary results presented in the Company Information. Any financial projections or forecasts were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. Any such financial projections or forecasts reflect numerous assumptions made by the Company’s management and its advisors with respect to its financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing such financial projections or forecasts will prove to be accurate. It is expected that there will be differences between actual and projected results, and the differences may be material, including due to the occurrence of unforeseen events occurring subsequent to the preparation of any financial projections or forecasts. The disclosure of the Company Information should not be regarded as an indication that the Company or its affiliates or representatives consider the Company Information to be a reliable prediction of future events, and the Company Information should not be relied upon as such. The statements in the Company Information speak only as of the date such statements were made, or any earlier date indicated therein. Except as may be required by law, neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the foregoing, and none of them undertakes any obligation to publicly update the Company Information to reflect circumstances existing after the date when the Company Information was made available to the Ad Hoc Group or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Company Information are shown to be in error. The statements provided in the Company Information are subject to all of the cautionary statements and limitations described herein, therein and under the caption “Forward-Looking Statements” and “Non-GAAP Financial Information.”

On February 4, 2024, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is being furnished herewith as Exhibit 99.2 and it is incorporated by reference herein in its entirety.

The information contained in this Item 7.01 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by words such as “will,” “shall,” “may,” “anticipates,” “forecasts,” “plans,” “seeks,” or other words or phrases of similar import. Such statements include, without limitation, statements regarding: (i) the RSA, the transactions contemplated thereby, and the expected benefits thereof, including that it will enable the Company to substantially reduce its debt and position the Company to achieve long-term success and maximize value; (ii) the Company’s Chapter 11 Cases, including, without limitation, the outcome thereof and the Company’s expectations as to receipt of and timing for the Bankruptcy Court approvals and the timing of its emergence from the proceedings, as well as the expected benefits of the proceedings, such as that they will strengthen the Company’s financial condition, position the Company to advance its ongoing Transformation Plan that is designed to significantly reduce costs, enhance productivity, and improve cash flow, ensure patients continue to receive high-quality care across medical centers and improve health outcomes for patients at a lower cost; (iii) the availability of liquidity from the Company’s debtor-in-possession financing and the various conditions to which such debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control, as well as the Company’s planned uses of such funds, including, without limitation that the new capital will provide sufficient liquidity to support the Company’s ongoing operations throughout the restructuring process; (iv) the Company’s execution of one or more aspects of its Transformation Plan, including the benefits from such activities, including our expectations regarding achieving approximately $290 million of cost reductions by the end of 2024; and (v) the Company’s anticipated performance, operations, financial strength, potential, and prospects for long-term shareholder value creation, anticipated results of operations, including our business strategies, our projected costs, prospects and plans, and other aspects of our operations or operating results. It is uncertain whether any of the events anticipated by the forward-looking statements will occur, or, if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians. Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2023 and 2024 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, our experiencing delays or difficulties in, and/or unexpected or less than anticipated results from its efforts to (i) successfully pursue the Chapter 11 Cases; (ii) less than expected benefits from the RSA; (iii) less than expected access to liquidity and greater than anticipated costs and expenses; (iv) less than expected cost reductions and/or any of the other expected benefits from its Transformation Plan, such as due to higher than expected costs and charges to achieve one or more aspects of such plan or delays in achieving such benefits; and/or (v) difficulties and/or delays in consummating one or more transactions arising from its pursuit of strategic alternatives. For a detailed discussion of other risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the SEC, including, without limitation, our 2022 Form 10-K and our other SEC filings noted above. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this Current Report on Form 8-K. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Current Report on Form 8-K.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. Holders of shares of the Company’s Class A common stock could experience a complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of February 4, 2024.

10.2	Form of Executive Retention Agreement.

10.3	Amended and Restated Employment Agreement, dated as of January 31, 2024, by and between the Company, Cano Health, LLC and Mark Kent.

10.4	Amended and Restated Employment Agreement, dated as of January 31, 2024, by and between the Company, Cano Health, LLC and Eladio Gil.

10.5	Amended and Restated Employment Agreement, dated as of January 31, 2024, by and between the Company, Cano Health, LLC and Robert Camerlinck.

10.6	Amended and Restated Employment Agreement, dated as of January 31, 2024, by and between the Company, Cano Health, LLC and David Armstrong.

99.1	Lender Presentation

99.2	Press Release, dated as of February 4, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CANO HEALTH, INC.

February 5, 2024	By:	/s/ Mark D. Kent
Mark D. Kent
Chief Executive Officer